Exhibit 3.80
The State of Texas
Secretary of State
CERTIFICATE OF INCORPORATION
OF
VILLAGE OAKS HOSPITAL CORPORATION
CHARTER NUMBER 01036877
     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF INCORPORATION FOR THE ABOVE CORPORATION, DULY SIGNED AND VERIFIED HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.
     ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION AND ATTACHES HERETO A COPY OF THE ARTICLES OF INCORPORATION.
DATED APR. 30, 1987

/s/ [ILLEGIBLE]

Secretary of State

FILED
In the Office of the
Secretary of State of Texas
APR 30 1987

Corporations Section
ARTICLES OF INCORPORATION
OF
VILLAGE OAKS HOSPITAL CORPORATION
     We, the undersigned natural persons of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:
ARTICLE ONE
     The name of the corporation is Village Oaks Hospital Corporation.
ARTICLE TWO
     The period of its duration is perpetual.
ARTICLE THREE
     The purpose or purposes for which the corporation is organized are: To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
     To purchase, lease, or otherwise acquire, to operate, and to sell, lease, or otherwise dispose of hospital, convalescent homes, nursing homes and other institutions for the medical care and treatment of patients; to purchase, manufacture, or prepare and to sell or otherwise deal in, as principal or as agent, medical equipment or supplies; to construct, or lease, and to operate restaurants, drug stores, gift shops, office buildings, and other facilities in connection with hospitals, or other medical facilities owned or operated by it.
ARTICLE FOUR
     The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).
ARTICLE SIX
     The street address of its initial registered office is 1601 Elm Street, c/o CT Corporation System, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.
ARTICLE SEVEN
     The number of directors of the corporation may be fixed by the Bylaws.
     The number of directors constituting the initial board of directors is four (4), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

Name	Address
John O. Colton	One Park Plaza
Nashville, TN 37203

Joseph L. DiLorenzo	One Park Plaza
Nashville, TN 37203

James S. Main	One Park Plaza
Nashville, TN 37203

James K. Don	One Park Plaza
Nashville, TN 37203
ARTICLE EIGHT
     The names and addresses of the incorporators are:

Name	Address
Michelle E. Ezell	One Park Plaza
Nashville, TN 37203

Bettye D. Daugherty	One Park Plaza
Nashville, TN 37203

     IN WITNESS WHEREOF, we have hereunto set our hands this 28th day of April, 1987.

/s/ Michelle E. Ezell
Michelle E. Ezell

/s/ Bettye D. Daugherty
Bettye D. Daugherty

STATE OF TENNESSEE)
COUNTY OF DAVIDSON)
     I, Patricia D. Kirk, a Notary Public, do hereby certify that on this 29th day of April, 1987, personally appeared before me, Michelle E. Ezell and Bettye D. Daugherty, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Patricia D. Kirk
Notary Public
My Commission Expires: My Commission Expires Jan. 9, 1991

The State of Texas
Secretary of State
MAY 11, 1993
HEALTHTRUST, INC., JULIA A. TROTTIER
4525 HARDING ROAD
NASHVILLE      , TN 37205
RE:
CONROE HOSPITAL CORPORATION
CHARTER NUMBER 01036877-00
IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF AMENDMENT. A COPY OF THE INSTRUMENT FILED IN THIS OFFICE IS ATTACHED FOR YOUR RECORDS.
THIS LETTER WILL ACKNOWLEDGE PAYMENT OF THE FILING FEE.
IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.
VERY TRULY YOURS,

/s/ John Hannah Jr. Secretary of State

The State of Texas
Secretary of State
CERTIFICATE OF AMENDMENT
FOR
CONROE HOSPITAL CORPORATION
FORMERLY
VILLAGE OAKS HOSPITAL CORPORATION
CHARTER NUMBER 01036877
     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.
     ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.
DATED MAY 10, 1993
EFFECTIVE MAY 10, 1993

/s/ John Hannah Jr. Secretary of State

FILED
In the Office of the
Secretary of State of Texas
MAY 10 1993
Corporations Section
ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
VILLAGE OAKS HOSPITAL CORPORATION
     Pursuant to the provisions of Section 4.02 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1.	The name of the corporation is Village Oaks Hospital Corporation.

2.	The amendment adopted is:

The name of the corporation is Conroe Hospital Corporation.

3.	There are 1,000 shares of issued and outstanding common stock and the unanimous written consent of the shareholder has been given pursuant to article 9.10 of the Texas Business Corporation Act and any written notice required by article 9.10 has been given.

4.	This amendment will not affect issued shares.

5.	This amendment is to be effective when these articles are filed by the Secretary of State.
Dated: April 29, 1993

VILLAGE OAKS HOSPITAL CORPORATION
By:	/s/ Philip D. Wheeler
Philip D. Wheeler
Secretary

CERTIFICATE OF THE SECRETARY
OF
VILLAGE OAKS HOSPITAL CORPORATION
     I, Julia A. Trottier, Assistant Secretary of Village Oaks Hospital Corporation, a Texas corporation (the “Corporation”), DO HEREBY CERTIFY that the following are true and correct resolutions of the Board of Directors of the Corporation adopted by Unanimous Written Consent and dated as of April 29, 1993. I further certify that said resolutions are in full force and effect and as of the date hereof have not been in any respect altered, revised, or repealed, and that the resolutions do not in any manner contravene the Articles of Incorporation or the Bylaws of the Corporation, as amended:
     RESOLVED, That the Board of Directors of the Corporation does hereby declare it advisable and recommends to the sole shareholder of the Corporation that the Charter of Village Oaks Hospital Corporation be amended as set forth in Exhibit A attached hereto (the “Amendment”);
     RESOLVED, That the Board of Directors of the Corporation does hereby approve the above-defined Amendment to the Charter of the Corporation;
     RESOLVED, That the appropriate officers of the Corporation be, and they hereby are, authorized and directed to submit the foregoing Amendment to the Charter of the Corporation to the Shareholder of the Corporation for approval; and
     RESOLVED, That upon the adoption of the Amendment by the Shareholder of the Corporation, the appropriate officers of the Corporation be, and they hereby are, authorized and directed to execute Articles of Amendment amending the Charter of the Corporation as set forth in Exhibit A hereto and to cause the filing of such Articles with the office of the Secretary of the State of Texas on or after the date thereof.
     IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of May, 1993.

/s/ Julia A. Trottier
Julia A. Trottier
Assistant Secretary